                                                                    Exhibit 99.1
                             [LOGO OF USA INTERACTIVE]

FOR IMMEDIATE RELEASE                                           OCTOBER 24, 2002
                        USA REPORTS THIRD QUARTER RESULTS
       Cash Net Income from Operating Businesses Grows 56% to $83 Million
        Margins Expand 490 Basis Points to 18.2% for Operating Businesses
           Interactive Gross Transactions Increase 74% to $2.8 Billion
              $469 Million in Free Cash Flow Generated Year-to-Date
            Preliminary Budget Projects Cash EPS Growing 96% in 2003


                                                                               Pro forma
                                                                  -----------------------------------
                                                                  Q3 2002       Q3 2001       Growth
                                                                  -------       -------       ------
                                                                    $ in millions, except per share
    Gross Transaction Value:
        Interactive Businesses                                      $ 2,839       $ 1,632       74%
        Total                                                       $ 3,391       $ 2,135       59%
    Revenue:
        Operating Businesses                                        $ 1,088       $   825       32%
        Total                                                       $ 1,192       $   917       30%
    Operating Margins:
        Operating Businesses                                          18.2%         13.3%     490 bps
        Total                                                         15.5%          8.2%     730 bps
    Cash Net Income:
        Operating Businesses                                        $  83.4       $  53.5       56%
        Total                                                       $  65.7       $   6.0      993%
    Cash EPS:
        Operating Businesses                                        $  0.18       $  0.12       50%
        Total                                                       $  0.14       $  0.01      978%


NEW YORK, NY, October 24, 2002 - USA Interactive (NASDAQ: USAI) reported results today for its quarter ended September 30, 2002.

[ ] USA's interactive travel companies (Expedia, Hotels.com and TV Travel Group) grew combined gross bookings 107% to $1.9 billion. Merchant room nights were up 124% to 4.9 million.

[ ] HSN-U.S. continued to grow its bottom line, with gross margins up 380 bps from 34.3% to 38.1% despite a slight decline in sales.

[ ] Ticketmaster's ticketing business beat its budget by 33%, growing profits 91% year-over-year. Match.com grew subscribers 159% over the prior year to 653,182. Citysearch reduced its quarterly operating loss to its lowest level in over three years.

[ ] USA filed today its Preliminary Budget for 2003, projecting 28% growth in revenues, 66% growth in EBITA (see top of page 2 for definition) and 96% growth in Cash EPS for 2003 (see page 5 for further detail).

--------------
DEFINITIONS:

- INTERACTIVE BUSINESSES include HSN, HSN.com, Expedia, Hotels.com, Ticketmaster.com, Match.com and TV Travel Group.

- OPERATING BUSINESSES include HSN-U.S., Ticketing, Match.com, Hotels.com, Expedia, Interval, PRC, Corporate and other.

- OPERATING MARGINS refer to Adjusted EBITDA (see page 3) as a percentage of revenue.

- CASH NET INCOME generally captures all income statement items that have been, or will ultimately be, settled in cash and is defined as net income available to common shareholders plus amortization of: (1) non-cash distribution and marketing expense (2) non-cash compensation expense and
     (3) intangibles (and goodwill in 2001), net of related tax and minority interest expense. All amounts are presented on a fully diluted, treasury method basis. See page 2 for more detail.

IMPORTANT: All results herein are presented on a comparative pro forma basis reflecting the Vivendi transaction and USA's acquisition of a majority stake in Expedia as if those transactions had been completed as of January 1, 2001, and reflect continuing operations and exclude one-time items, unless otherwise noted. 2001 data is not pro forma for the acquisitions of TV Travel Group and Interval. Read all footnotes and important disclaimer at the end of this release.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    2 of 10


                                FINANCIAL RESULTS
As USA has indicated in previous filings, the company has switched its focus from Adjusted EBITDA ("EBITDA") to Cash Net Income as its most relevant `bottom line' metric. In addition, for segment reporting purposes in USA's Preliminary Budget filed today, the company is replacing EBITDA with EBITA, defined as operating income plus amortization of (1) non-cash compensation, (2) distribution and marketing, and (3) other intangibles (and goodwill in 2001). Segment results in this release are presented on an EBITDA basis for purposes of comparison with prior periods.

CASH NET INCOME
--------------------------------------------------------------------------------
Cash Net Income generally captures all income statement items that are ultimately settled in cash. The following table shows the reconciliation from Net Income to Cash Net Income. All results are pro forma for the Vivendi and Expedia transactions. See pages F-2 and F-3 for full details on actual and adjusted results.


                                                                           Q3 2002       Q3 2001        Growth
                                                                           -------       -------        ------
                                                                              $ in millions

Diluted net income available to common shareholders                           $ (5.2)      $ (28.6)           82%
     One-time items                                                  (a)        13.8          12.3            12%
                                                                        -------------  ------------   ------------
Net Income before one-time items                                                 8.6         (16.3)          153%
     Amortization of non-cash compensation                                       3.0           4.8           -38%
     Amortization of non-cash distribution and marketing                        10.4           7.1            48%
     Amortization of other intangibles (non-cash)                               63.1          31.6           100%
     Less: related tax and minority interest                                   (19.5)        (21.2)            8%
                                                                        -------------  ------------   ------------
Cash Net Income                                                               $ 65.7       $   6.0           993%
                                                                        =============  ============   ============
Cash EPS                                                                      $ 0.14       $  0.01           978%
                                                                        =============  ============   ============


---------------
(a) Includes restructuring and one-time items in 2002 related to the write-down of certain investments, costs of ECS contract terminations, and costs incurred by the special committees of Expedia, Hotels.com and Ticketmaster. 2001 represents non-recurring costs related to restructuring operations, employee terminations and benefits.

FREE CASH FLOW
--------------------------------------------------------------------------------
Free Cash Flow for the nine months ended September 30, 2002 is presented on an actual basis, excluding discontinued operations.


                                                                                2002 YTD
                                                                            -----------------
                                                                             $ in millions
Earnings before preferred dividend                                                  $ (109.3)
      Depreciation and amortization                                                    340.5
      5% PIK interest on Class A Preferred                                             (14.0)
      Equity in losses of unconsolidated affiliates and
        other investment write-offs                                                    132.8
      Minority interest (benefit) / expense                                             18.0
      Changes in working capital and other                                             243.2
                                                                            -----------------
Operating Cash Flow                                                                    611.1
      Capital expenditures                                                            (110.9)
      Investments to fund HSN International                                            (31.3)
                                                                            -----------------
Free Cash Flow                                                                      $  468.9
                                                                            =================


 ----------------
 DEFINITIONS:

- FREE CASH FLOW is defined as operating cash flow from continuing operations, less capital expenditures and investments to fund HSN International continuing operations. Excludes tax payment of $156.9 million related to the sale of USA Broadcasting.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    3 of 10




SEGMENT RESULTS
--------------------------------------------------------------------------------
USA reported the following segment results on a comparative pro forma basis reflecting the Vivendi transaction and USA's acquisition of a majority stake in Expedia as if those transactions had been completed as of January 1, 2001:


                                                                       Revenue                             Adjusted EBITDA
                                                         ----------------------------------       --------------------------------
                                                         Q3 2002       Q3 2001      Growth        Q3 2002      Q3 2001      Growth
                                                         -------       -------      ------        -------      -------      ------
                                                              $ in millions                            $ in millions
Operating Businesses:
      HSN - U.S.                                          $   370.7      $ 375.2         -1%         $ 67.4       $ 46.7         44%
      Ticketing                                               162.1        133.9         21%           36.3         19.0         91%
      Match.com                                                33.4         12.5        168%            7.0          5.8         20%
      Hotels.com                                              277.4        151.2         83%           40.1         21.8         84%
      Expedia                                                 166.6         79.5        110%           48.9         16.4        198%
      Interval                                     (a)          2.3          N/A         N/A            0.4          N/A         N/A
      PRC                                                      75.0         72.6          3%            9.6          7.9         22%
      Corporate and other                                                                             (11.2)        (8.2)       -36%
                                                          ---------      -------       -----         -------      -------      -----
         Sub-total                                          1,087.6        824.9         32%          198.4        109.3         82%

Emerging Businesses:
      Citysearch and related                                    7.6         11.1        -31%           (8.5)       (10.7)
      International TV shopping and other          (b)         96.7         66.1         46%            0.4        (12.4)
      ECS / Styleclick                                          7.6          5.4         42%           (5.2)       (14.4)
                                                          ---------      -------       -----         -------      -------      -----
         Sub-total                                            111.9         82.6         35%          (13.2)       (37.4)
      Foreign exchange rate fluctuation            (c)         (4.9)        (9.1)                      (0.1)         0.9
      HSN Disengagement                            (d)            -         21.3                          -          2.2
      Intersegment Elimination                                 (2.2)        (2.3)                         -            -
                                                       ------------- ------------ -----------   ------------  -----------  ---------
Total                                                     $ 1,192.5      $ 917.3         30%         $185.1       $ 75.0        147%
                                                       ============= ============ ===========   ============  ===========  =========

Attributable Adjusted EBITDA - Operating Businesses                                                  $149.2       $ 86.6         72%
                                                                                                ============  ===========  =========

Supplemental disclosure:
      Total EBITDA                                                                                   $185.1       $ 75.0        147%
         Non-recurring items                       (e)                                                 (6.5)       (12.3)
                                                                                                ------------  -----------  ---------
           EBITDA including non-recurring items                                                      $178.6       $ 62.8        185%
                                                                                                ============  ===========  =========

------------

DEFINITIONS:

- ADJUSTED EBITDA, also referred to as EBITDA in this release, is defined as operating income plus (1) depreciation ($47.7 million and $38.5 million in Q3 2002 and Q3 2001, respectively), (2) amortization of cable distribution fees ($12.6 million and $10.0 million, in Q3 2002 and 2001, respectively),
     (3) amortization of non-cash distribution, marketing, and compensation expense ($13.4 million and $11.9 million in Q3 2002 and Q3 2001, respectively), (4) amortization of other intangibles ($63.1 million and $31.6 million in Q3 2002 and Q3 2001, respectively), and (5) disengagement related payments to cable operators and marketing expenses ($4.6 million in Q3 2002) related to the transfer of HSN's distribution to cable (which has been accomplished).

- ATTRIBUTABLE ADJUSTED EBITDA - OPERATING BUSINESSES is defined as Adjusted EBITDA from Operating Businesses, less the percentage of Adjusted EBITDA attributable to minority shareholders of USA's public subsidiaries. This percentage is determined based on the Q3 weighted average of USA's fully diluted, treasury method ownership in each of its public subsidiaries (see page 4 for detail).

(a)  Includes the results of Interval from September 24, 2002.

(b) International TV Shopping and Other includes HSE Germany, Euvia, HOT Networks, TV Travel Group, HSN emerging businesses and overhead costs related to HSN International.

(c) In order to present comparable results for International TV Shopping and other, results have been translated from foreign currencies to U.S. dollars at a constant exchange rate.

(d) 2001 amounts reflect estimated results generated by homes lost by HSN following the sale of USA Broadcasting to Univision.

(e) Please see footnotes on pages F-2 and F-3 for details on restructuring and one-time items.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    4 of 10

CAPITALIZATION
--------------------------------------------------------------------------------

USA reported capitalization of the following (amounts in millions) (a):


                                                      As of 9/30/02
                                                   -------------------
Cash and marketable securities:
   USA                                                        $ 1,940
   Expedia                                                        525
   Hotels.com                                                     397
   Ticketmaster                                                   177
                                                   -------------------
                                                   -------------------
Total cash                                                    $ 3,039
                                                   ===================

Attributable cash                               (b)           $ 2,618
Securities in VUE                               (c)             2,111
Long-term debt                                  (d)              (546)
Preferred stock                                 (e)              (656)
                                                   -------------------
Net attributable cash and securities                          $ 3,528
                                                   ===================

                                                     As of 10/15/02
                                                   -------------------
Fully diluted shares outstanding                (f)             473.1
Market capitalization                                         $ 9,841

--------------
(a)  Not pro forma for USA's pending merger with Ticketmaster.

(b) Includes attributable cash from USA's public subsidiaries, based on the Q3 weighted average of USA's fully diluted, treasury method ownership in each of its public subsidiaries, which was 66% for Ticketmaster, 67% for Hotels.com and 56% for Expedia. Excludes cash due to clients at Ticketmaster.

(c)  Includes securities issued to USA in the Vivendi transaction, as follows:
     Class A and Class B preferred interests and 5.44% common interest in Vivendi Universal Entertainment ("VUE") at balance sheet carrying values, less the estimated present value of taxes on the above securities.

(d) Consists primarily of $500 million face value 6.75% Senior Notes due November 15, 2005. Subsequent to September 30, 2002, USA purchased approximately $47 million of its Senior Notes in the open market. Amounts exclude $115.7 million of redeemable equity interests issued by Euvia which are due in 2006. Euvia has the right to extend maturity to 2016, and the amount is only due to the holder to the extent sufficient funds at Euvia are available. Otherwise, the instrument is on par with Euvia's common equity interests.

(e) Represents face value of 1.99% convertible preferred stock issued in the Expedia transaction.

(f) Fully diluted shares includes treasury method options and warrants and restricted stock, and includes Vivendi's remaining 56.6 million shares that may be delivered to USA in connection with USA's Series B preferred interest in VUE.


EARNINGS PER SHARE
--------------------------------------------------------------------------------

Cash EPS was $0.14 in Q3 of 2002, versus $0.01 in Q3 of 2001. 2001 data is pro forma for the adoption of FAS 141/142, the new accounting rules that eliminate amortization of goodwill. All amounts are pro forma for the Expedia and Vivendi transactions, and exclude one-time gains and losses.

On a GAAP EPS basis, before giving effect to all non-operating and one-time items (described above and in footnotes on pages F-2 and F-3) and discontinued operations (consisting principally of a gain from the sale of USA Broadcasting to Univision, the results of USA Entertainment, which had net income of $22.4 million in Q3 of 2001 and the results of electronic retailing operations in Italy, which has a net loss in 2002 of $31.4 million), diluted EPS available to common shareholders for Q3 of 2002 was $0.02 versus ($0.04) in Q3 of 2001.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    5 of 10

                   ANTICIPATED PERFORMANCE VERSUS 2002 BUDGET

USA filed its 2002 budget with the SEC on January 29, 2002. Factors significantly impacting USA's currently anticipated performance versus its budget include: stronger than expected results for certain of its operating businesses (primarily Expedia, Hotels.com and Match.com); the inclusion of Interval International as of the acquisition closing date of September 24, 2002, and other factors listed below. As against its 2002 budget, USA currently expects to (a):


[ ]  exceed OPERATING REVENUE by 4% and exceed TOTAL REVENUE by 2%; and

[ ]  exceed OPERATING EBITDA by 15% and exceed TOTAL EBITDA by 10%.

Subsequent to the budget filing in January, certain items of a non-operating, non-cash nature offset the better than expected operating results. As such, against its 2002 budget, USA expects to (a):

[ ]  exceed CASH NET INCOME by 9% and achieve CASH EPS of $0.41;

[ ] exceed OPERATING INCOME by 29%, not including a significant increase in non-cash amortization of intangibles relating to its acquisition of Expedia and as a result of a step up in certain of its assets for book purposes relating to the Vivendi transaction. Including these items, USA expects to perform below its budget for Operating Income by approximately 16%;

[ ] exceed NET INCOME by 11%, not including the impact of the non-cash items mentioned above. USA will also record lower non-cash interest income than budgeted due to the fact that the 1.4% PIK dividend related to USA's Class B Preferred interest in VUE had been budgeted as income on USA's P&L, which has been revised to exclude that item. Including the impact of those items, USA expects to be below its budget for Net Income by approximately 77%.



----------------------
(a) Presented on a comparative pro forma basis reflecting the Vivendi and Expedia transactions, reflecting continuing operations and excluding one-time items. Pro forma USA's pending merger with Ticketmaster, USA anticipates Operating Income of $149 million, Cash Net Income of $206 million, Cash EPS of $0.40 and Net Income of $26 million in 2002.





                    PRELIMINARY 2003 BUDGET AND 2004 OUTLOOK

USA is filing its Preliminary 2003 Budget with the SEC today, October 24, 2002. Based on that filing, pro forma for USA's pending merger with Ticketmaster, USA currently expects to:

[ ]  grow REVENUE by 28% in 2003 and 24% in 2004;

[ ]  grow EBITA by 66% in 2003 and 46% in 2004;

[ ] grow CASH NET INCOME by 105% in 2003 and approximately 35% in 2004, and CASH EPS by 96% in 2003 and approximately 35% in 2004; and

[ ] grow NET INCOME by 35% in 2003 and more than 400% in 2004, and DILUTED EPS by 33% in 2003 and more than 400% in 2004.

  Please see Preliminary 2003 Budget and important related footnotes.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    6 of 10

                              OPERATING HIGHLIGHTS
HSN - U.S.
--------------------------------------------------------------------------------

[ ] HSN's gross margins increased 380 bps to 38.1% from 34.3% last year, driven by the continued shift in product mix towards higher margin products and improved margins in all of lines of business.

[ ] Sales were slightly lower in Q3 compared to the prior year, due mainly to the challenging retail environment and the changing shift in product mix towards higher margin merchandise with less emphasis on higher priced electronics.

[ ] HSN.com grew significantly, with sales up 25% over the prior year in Q3, while traffic on the site increased 29% year-over-year. HSN.com represented 11% of Q3 sales.

[ ] Off-air sales grew 34% over last year due to strong growth in upsells and the auto-ship program, which had its strongest quarter ever, propelled by the expansion of its enrollment programs.

[ ] Customer Service calls are down by 19% from the same period last year, indicative of higher customer satisfaction.

[ ] My Virtual Model launched on hsn.com in August, allowing customers to "try on" selected garments before purchasing. Over 40,000 models have been created and customers on average try on 22 garments per session, totaling over 1.7 million garments to date.

[ ] HSN staged 32 major product launches during Q3, including new product lines from celebrity chef Rocco Dispirito and former supermodel Lauren Hutton, who both sold out during their first airings. The debut of former QVC show host Kathy Levine's "By Request" apparel line was a huge success, bringing in close to $2 million in revenue on its first outing.

TICKETMASTER / MATCH.COM / CITYSEARCH
--------------------------------------------------------------------------------

[ ] Ticketing revenue grew 21% in Q3, mainly due to increased tickets sold (also eased by the weakness in the prior period related to 9/11). International expansion, particularly in the U.K., Norway and The Netherlands, was also a key growth driver.

[ ] Ticketmaster.com was relaunched this quarter, improving the overall look and feel of the site, enhancing localization and search, increasing performance and rolling out new content management tools that will provide greater value to our venue partners.

[ ] Online ticket sales were 41% of total tickets during Q3, which reflects a slight traffic decrease at the beginning of the period due to the re-launch and a strong rebound towards the end of the quarter as consumers became more familiar with the site's new features.

[ ] The Ticketmaster rollout and installation of new products continues to gain momentum with TicketFastTM now installed in 218 venues, eEntry in 79 and Access Manager in 155.

[ ] Revenue growth at Match.com was strong, while bottom line growth reflected some carried over marketing costs from Q2, and other offline and online marketing spending in Q3, which management expects will drive revenues in future periods.

[ ] Match.com added Earthlink's Romance Center to its growing list of distribution partners.

[ ] Citysearch unveiled Best of Citysearch winners in a record 68 cities (21 more than in 2001), helping increase Consumer Ratings on the site by more than 177 percent.

[ ]  Citysearch recently signed a new distribution deal with Yahoo! Get Local.

[ ] Evite was tapped to design and host custom invitations for ABC's fall lineup, including links to Evite from the shows' sites.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    7 of 10



EXPEDIA
--------------------------------------------------------------------------------
[ ] Expedia, the world's leading online travel service, reached gross travel bookings of $1.47 billion, more than doubling year-over-year and up 10% sequentially.

[ ] Merchant revenue nearly tripled year-over-year and rose 14% sequentially to $98.5 million, due mainly to increased revenue from Expedia(R) Special Rate hotels and the addition of the Classic Custom Vacations(R) business. Merchant room nights rose 22% sequentially and 168% year-over-year to 2.6 million. Despite a decline in revenue per ticket, agency revenue rose 59% year-over-year to $62.5 million.

[ ] International revenue nearly tripled year-over-year, as Expedia's international points of sale gained market share and introduced new content, including packages, driving additional sales.

[ ] Expedia recently announced the acquisition of Newtrade Technologies Inc. to provide enhanced connectivity to hotels and improve Expedia's efficiency and reliability as a merchant of hotel rooms.

[ ] Enhanced content, including 360-degree videos of rooms and grounds, was added to Expedia's hotel displays, giving consumers more information by which to choose from the more than 6,000 merchant hotels on its sites.

[ ] Expedia expects to launch its corporate product launch in Q4 2002. This will be the first such corporate travel solution to fully integrate customer service, reporting and policy management tools, and an online booking tool.


HOTELS.COM
--------------------------------------------------------------------------------

[ ] Hotels.com grew revenue 83% year-over-year, driven mainly by the huge success of the hotels.com marketing campaign. The company spent $12.6 million on advertising in Q3, up from $8.9 million in Q2. 20% of Q3 revenue was attributable to WWW.HOTELS.COM.

[ ] Hotels.com sold over 2.3 million merchant room nights in Q3, up 22% sequentially and 89% over the prior year.

[ ] International expansion continues to be an area of strong growth. The company added 31 new international destinations during Q3, to a total of
     120. Revenue from hotels and vacation properties outside the U.S. was 15.7% of total revenue in the quarter, up from 12.2% in Q2 and 10.2% in the prior year's period.


[ ] Hotels.com and Administaff, the nation's leading Professional Employer Organization (PEO), announced a new 5-year strategic alliance. The agreement provides Internet and telephone access to Hotels.com's discount lodging properties for Administaff's more than 4,400 corporate clients and 75,000 worksite employees.

[ ] On October 9, 2002, Hotels.com announced the acquisition of Turbotrip, a New Orleans-based hotel consolidator, including a ten-year exclusive affiliate agreement with NewOrleans.com.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    8 of 10


PRECISION RESPONSE CORPORATION
--------------------------------------------------------------------------------
[ ] PRC's business environment continued to improve. The company grew revenue 3% vs. last year while at the same time expanding margins, and had positive sequential growth for the third consecutive quarter. The improved results reflect the operating efficiency initiatives implemented earlier in the year that have improved profitability substantially despite modest revenue growth.

[ ] PRC launched PRC Energy, a new operating unit dedicated to providing energy specific outsourcing services to handle the unique customer care needs of the energy industry.


INTERNATIONAL TV SHOPPING AND OTHER
--------------------------------------------------------------------------------
[ ] International TV Shopping and Other consists primarily of HSN International (HSE Germany and Euvia) and TV Travel Group.

[ ] HSE Germany is making progress, with growth in sales and gross margins, and decreased return rates as compared to last year. HSE Germany reported revenue and EBITDA of $72.9 million and $1.1 million, respectively, in Q3 2002, vs. revenue and EBITDA of $60.0 million and ($5.6) million, respectively, in the prior year.

[ ] During the quarter, USA decided to discontinue its active majority interest in Italy and wrote down its investment in Italy, resulting in a non-recurring charge of $31.4 million.


OTHER HIGHLIGHTS
--------------------------------------------------------------------------------

[ ] On September 24, USA closed its acquisition of Interval International for $533 million in cash.

[ ] On October 10, USA and Ticketmaster announced an agreement by which Ticketmaster would be merged into USA. The deal is expected to close by the end of 2002 and would result in USA issuing approximately 45.1 million new USA common shares to former Ticketmaster shareholders. At the same time, USA announced it has ended the processes to acquire 100% of Expedia and Hotels.com.

[ ] Hotels.com and Expedia, USA being the controlling shareholder of both companies, are actively exploring areas where they might work together in a way that would benefit all their customers and stockholders. Although there continue to be many areas of their businesses where the companies can best achieve their goals through separate strategies and practices, there have been instances where, fully consistent with their existing contractual agreements, they have worked cooperatively, and we anticipate that they will continue to explore such possibilities in the future.

[ ] USA maintained its rank as the 8th largest group in terms of online reach, with 26.2 million unduplicated unique visitors (source: comScore Media Metrix). (a)

---------------------

(a) Data for USA is from a comScore Media Metrix unranked custom entity report defined by USA, representing combined home / work unduplicated reach for all of USA's subsidiaries, and is compared to the comScore Media Metrix Top 100 Properties list.


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE    9 of 10

                                      OPERATING METRICS



All household numbers as of end of period.                               Q3 2002         Q3 2001         Growth
                                                                       -------------  ---------------  -----------
HSN - U.S.
     Units Shipped (mm)                                                         9.1              9.5        -4.2%
     Gross Profit %                                                           38.1%            34.3%
     Return Rate                                                              18.5%            19.0%
     Average price point                                                     $44.46           $46.21
     Product mix:
          Home Licensing                                         (a)            29%              36%
          Home Fashions                                                          8%               5%
          Jewelry                                                               25%              25%
          Health / Beauty                                                       23%              20%
          Apparel / Accessories                                                 15%              14%
     HSN total FTEs (mm)                                         (b)           77.8             82.8        -6.0%
     America's Store total FTEs (mm)                             (c)            8.7             11.0       -20.9%

-------------------
(a)  Home Licensing includes electronics, computers, and other homegoods.

(b) DBS and total homes have been restated to reflect a 50% weighting towards DBS homes, in order to more accurately reflect the actual performance of these subs and adjust for the impact of their significant growth as a percentage of total HSN distribution.

(c) The decline in homes from the prior year reflects the disengagement of broadcast-only homes following the sale of USA Broadcasting to Univision which was completed in January 2002.

--------------------------------------------------------------------------------

INTERNATIONAL TV SHOPPING AND OTHER - Households (mm)                                                     Avg.        9/30/02
     HSN International:                                                                                Hrs. Daily      Stake
                                                                                                       -----------  ------------
          HSE - Germany (includes Austria/Switzerland)                         30.4             29.5           16           90%
          TVSN (China) (HH airing at least 14 hrs/week)                        12.9             23.8           10           21%
          Shop Channel (Japan)                                                 13.6             10.9           16           30%
          Euvia:                                                 (a)
             Euvia Travel                                        (b)           28.7             28.8            2           49%
             Neun Live                                           (b)           26.1             28.8            9           49%
     TV Travel Shop U.K.                                         (a)           10.8             10.2           24          100%

-------------------
(a)  Not owned by USA in prior year's period.

(b) It is expected that HOT Networks will convey a 3% interest in Euvia to a former shareholder, in which case HSN's effective stake in Euvia would be reduced to 45.6%.
--------------------------------------------------------------------------------
TICKETMASTER

     Number of tickets sold (mm)                                               22.8             19.3        18.1%
     Gross value of tickets sold (mm)                                        $1,041             $788        32.2%
     Share of tickets sold online                                             40.8%            31.9%      890 bps

--------------------------------------------------------------------------------

MATCH.COM                                                        (a)
     Paid Subscribers                                                       653,182          252,700       158.5%
     New Registrations                                                    3,422,594        1,216,035       181.5%
     New Subscriptions                                                      328,516          154,159       113.1%
     Conversion rate - registrations to subscriptions                          9.6%            12.7%

-------------------
(a) The operating metrics and financial results presented for Match.com include the impact of Soulmates, acquired on April 12, 2002. The 2001 operating metrics and financial information do not include Soulmates.

--------------------------------------------------------------------------------

HOTELS.COM
     Merchant hotel room nights (net of cancels) (000s)                       2,320            1,227        89.0%
     Average daily rate                                                     $115.88          $120.64        -3.9%
     Cities served:                                                             285              171        66.7%
          U.S.                                                                  165              119        38.7%
          International                                                         120               52       130.8%
     Properties under contract                                                6,571            3,890        68.9%
     Affiliates (including TravelNow)                                        30,646           22,793        34.5%

--------------------------------------------------------------------------------

EXPEDIA
     Gross bookings (mm)                                         (a)         $1,470             $720       104.2%
     Total transactions (000s)                                   (b)          4,238            2,222        90.7%
     Average Media Metrix reach (000s)                           (c)         12,615            9,410        34.1%
     Expedia.com conversion                                      (d)           6.7%             5.5%      120 bps
     New purchasing customers (000s)                             (e)          1,693              918        84.4%
     Cumulative purchasing customers (000s)                      (f)         10,832            5,424        99.7%
     Unique purchasing customers (000s)                          (g)          2,492            1,393        78.9%

-------------------
(a) Gross bookings represents the total value of travel booked through the Expedia, VacationSpot, and WWTE sites.

(b) Transactions represents the number of reservations and purchases transacted through the Expedia and WWTE sites.

(c) Average monthly Media Metrix reach represents the unduplicated reach for the Expedia and VacationSpot sites.

(d) Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.

(e) Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter.

(f) Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites as of the end of a quarter.

(g) Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter.

--------------------------------------------------------------------------------

INTERVAL
     Active members                                                         166,771          154,565         7.9%
     Exchange transactions                                                1,470,582        1,292,668        13.8%




                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                      USA INTERACTIVE  10 of 10



ANALYST CONFERENCE CALL

USA Interactive will audiocast its conference call with analysts and investors discussing the company's third quarter financial results on Thursday, October 24, 2002, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public, and a replay will be available for 48 hours, beginning approximately one hour after completion of the call, at www.usainteractive.com/investor.relations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

IN CONNECTION WITH THE PROPOSED TRANSACTION WITH TICKETMASTER, USA WILL FILE A REGISTRATION STATEMENT WITH A PROSPECTUS, WHICH ALSO WILL CONTAIN AN INFORMATION STATEMENT OF TICKETMASTER, WITH THE SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS AND INFORMATION STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES THE PROSPECTUS AND INFORMATION STATEMENT, ONCE AVAILABLE, AND OTHER DOCUMENTS FILED BY USA AND TICKETMASTER WITH THE SEC, AT THE SEC'S WEB SITE AT WWW.SEC.GOV. FREE COPIES OF THE PROSPECTUS AND INFORMATION STATEMENT, ONCE AVAILABLE, AND OTHER FILINGS MADE BY USA OR TICKETMASTER WITH THE SEC, MAY ALSO BE OBTAINED FROM USA BY DIRECTING A REQUEST TO USA INTERACTIVE, 152 WEST 57TH STREET, NEW YORK, NEW YORK 10019,
ATTENTION: INVESTOR RELATIONS.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to USA's anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of USA's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on USA's business, financial condition or results of operations. You should understand that the following important factors could affect USA's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) the risk that USA's and Ticketmaster's businesses will not be integrated successfully; (2) costs related to the proposed transaction; (3) material adverse changes in economic conditions generally or in USA's markets or industries; (4) future regulatory and legislative actions and conditions affecting USA's operating areas; (5) competition from others; (6) successful integration of our divisions' management structures; (7) product demand and market acceptance; (8) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the ability to expand into and successfully operate in foreign markets; and (10) obtaining and retaining skilled workers and key executives. In addition, investors should consider the other information contained in or incorporated by reference into USA's filings with the U.S. Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended 2001, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on USA's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

USA is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

ABOUT USA INTERACTIVE

USA Interactive (Nasdaq: USAI), via the Internet, the television and the telephone, engages worldwide in the business of interactivity across electronic retailing, travel services, ticketing services, personals services, local information services and teleservices. USA is comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); Interval International; TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; and Styleclick, Inc. (OTCBB: IBUYA).

CONTACTS:          USA COMMUNICATIONS:           USA INVESTOR RELATIONS:
                   Ron Sato                      Roger Clark / Lauren Rosenfield
                   212-314-7254                  212-314-7400

                                 USA INTERACTIVE
        152 West 57th Street, 42nd Floor New York, NY 10019 212.314.7300
                    Fax 212.314.7309 www.usainteractive.com


                     SEE IMPORTANT NOTES AT END OF DOCUMENT

USA INTERACTIVE
UNAUDITED BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
($ in thousands)


                                                       THREE Months Ended September 30,           NINE Months Ended September 30,
                                                      --------------------------------            -------------------------------
                                                       Actual             Pro Forma               Pro Forma             Pro Forma
                                                        2002                 2001                   2002                   2001
                                                        ----                 ----                   ----                  ----
Revenues - Operating Businesses
     HSN - U.S.                                         $ 370,742           $ 375,185               $ 1,143,070       $ 1,080,732
     Ticketing                                            162,140             133,897                   490,925           447,903
     Match.com                                             33,394              12,478                    88,182            31,687
     Hotels.com                                           277,386             151,241                   672,814           394,829
     Expedia                                              166,619              79,478                   425,352           215,174
     Interval (a)                                           2,319                   0                     2,319                 0
     PRC                                                   75,001              72,610                   217,212           228,926
                                                      -----------           ---------               -----------       -----------
         Sub-total                                      1,087,601             824,889                 3,039,874         2,399,251

Revenues - Emerging Businesses
     Citysearch and related                                 7,617              11,078                    22,479            35,851
     International TV shopping and other (b)               96,695              66,146                   266,077           237,218
     ECS / Styleclick                                       7,615               5,379                    30,386            21,783
                                                      -----------           ---------               -----------       -----------
         Sub-total                                        111,927              82,603                   318,942           294,852

     Foreign exchange rate fluctuation (c)                 (4,856)             (9,134)                  (31,520)          (36,600)
     HSN disengagement (d)                                                     21,250                    (1,800)           82,898
     Intersegment elimination                              (2,176)             (2,291)                   (7,773)           (4,873)
                                                      -----------           ---------               -----------       -----------
         Total Revenue                                $ 1,192,496           $ 917,317               $ 3,317,723       $ 2,735,528
                                                      ===========           =========               ===========       ===========
EBITDA - Operating Businesses (e)
     HSN - U.S.                                         $ 67,400             $ 46,652                 $ 187,738         $ 144,106
     Ticketing                                            36,279               19,021                   113,643            84,775
     Match.com                                             6,950                5,801                    23,522             8,908
     Hotels.com                                           40,067               21,775                    98,717            58,591
     Expedia                                              48,853               16,374                   126,686            38,659
     Interval (a)                                            431                    0                       431                 0
     PRC                                                   9,607                7,879                    23,441            28,079
     Corporate and other                                 (11,184)              (8,196)                  (29,560)          (24,440)
                                                      -----------           ---------               -----------       -----------
         Sub-total                                       198,403              109,306                   544,618           338,678

EBITDA - Emerging Businesses
     Citysearch and related                               (8,469)             (10,659)                  (27,817)          (33,328)
     International TV shopping and other (b)                 424              (12,366)                  (10,499)          (14,792)
     ECS / Styleclick                                     (5,162)             (14,412)                  (19,777)          (45,784)
                                                      -----------           ---------               -----------       -----------
         Sub-total                                       (13,207)             (37,437)                  (58,093)          (93,904)

     Foreign exchange rate fluctuation (c)                   (74)                 900                      (493)           (1,000)
     HSN disengagement (d)                                     0                2,247                         0            11,734
                                                      -----------           ---------               -----------       -----------
         Total Adjusted EBITDA                         $ 185,122             $ 75,016                 $ 486,032         $ 255,508
                                                      ===========           =========               ===========       ===========
     Supplemental disclosure:
         Non-recurring items (f)                          (6,532)             (12,250)                  (49,115)          (17,023)
                                                      -----------           ---------               -----------       -----------
     EBITDA less non-recurring items                   $ 178,590             $ 62,766                 $ 436,917         $ 238,485
                                                      ===========           =========               ===========       ===========

     Attributable Adjusted EBITDA - Operating
       Businesses (g)                                  $ 149,210             $ 86,552                 $ 410,306         $ 270,715
                                                      ===========           =========               ===========       ===========


(a)  Includes the results of Interval from September 24, 2002.

(b) Includes HSE Germany, Euvia, HOT Networks, TV Travel Group, HSN emerging businesses and overhead costs related to HSN International.

(c) In order to present comparable results fo for International TV Shopping and other, results have been translated from foreign currencies to U.S. dollars at a constant exchange rate.

(d) 2001 amounts reflect estimated results generated by homes lost by HSN following disengagement of USA Broadcasting to Univision. 2002 amounts reflect disengagement related sales rebates offered to customers impacted by disengagement. The coupon program was discontinued in Q3 2002.

(e) Adjusted EBITDA is defined as operating income plus (1) depreciation, (2) amortization, (3) amortization of cable distribution fees ($12.6 million and $10.0 million, in Q3 2002 and 2001, respectively), (4) amortization of non-cash distribution and marketing expense and non-cash compensation expense and (5) disengagement related payments to cable operators, marketing expenses and sales rebates ($4.6 million in Q3 2002) related to the transfer of HSN's distribution to cable (which has been accomplished).

(f) Non-recurring items in 2002 include the write-down of certain investments, costs of ECS contract terminations and costs incurred by the special committees of Expedia, Hotels.com and Ticketmaster. 2001 represents non-recurring costs related to restructuring operations, employee terminations and benefits.

(g) Attributable Adjusted EBITDA - Operating Businesses is defined as Adjusted EBITDA from Operating Businesses less the percentage of Adjusted EBITDA attributable to minority shareholders of USA's public subsidiaries. This percentage is determined based on Q3 weighted average of USA's fully diluted, treasury method ownership in each of its public subsidiaries as of September 30, 2002.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ in thousands except per share amounts)

                                                                For THREE Months Ended September 30, 2002:
                                                               ------------------------------------------
                                                                             Adjustments:
                                                             Actual        One-time items (a)       Adjusted
                                                             ------        ------------------       --------
Revenues, net                                              $ 1,192,496                   0        $ 1,192,496
      Costs related to revenues                                713,157                   0            713,157
                                                           -----------         -----------        -----------
Gross Profit                                                   479,339                   0            479,339
      Other operating costs                                    300,748              (6,532)           294,216
                                                           -----------         -----------        -----------
EBITDA                                                         178,591               6,532            185,123
      Depreciation                                              47,679                   0             47,679
      HSN cable distribution fees                               12,615                   0             12,615
      Amortization of non-cash items:                                                                       0
           Distribution and marketing                           10,416                   0             10,416
           Compensation expense                                  2,998                   0              2,998
           Other intangibles                                    63,149                   0             63,149
      HSN disengagement costs                                    4,560                   0              4,560
                                                           -----------         -----------        -----------
Operating income                                                37,174               6,532             43,706
      Interest and other                                        27,958                   0             27,958
      Equity losses in affiliates and other                    (18,082)             11,464             (6,618)
                                                           -----------         -----------        -----------
Earnings before income taxes and minority interest              47,050              17,996             65,046
      Income taxes                                             (31,849)             (2,004)           (33,853)
      Minority interest                                        (17,155)             (1,036)           (18,191)
                                                           -----------         -----------        -----------
Earnings before preferred dividend                              (1,954)             14,956             13,002
      Preferred dividend                                        (3,264)                  0             (3,264)
                                                           -----------         -----------        -----------
Basic Net income available to common shareholders               (5,218)             14,956              9,738
      Impact of dilutive securities                                  0              (1,122)            (1,122)
                                                           -----------         -----------        -----------
Diluted Net income available - continuing operations            (5,218)             13,834              8,616
      Discontinued operations (b)                              (31,411)             31,411                  0
                                                           -----------         -----------        -----------
Diluted Net income                                           $ (36,629)           $ 45,245            $ 8,616
                                                           ===========         ===========        ===========


Basic and Diluted EPS - continuing operations                  $ (0.01)                                $ 0.02
Basic and Diluted EPS                                          $ (0.08)                                $ 0.02

Diluted Net income available - continuing operations                                                    8,616
      Amortization of non-cash items                                                                   76,563
      Less: related tax and minority interest                                                         (19,482)
                                                                                                  -----------
Cash Net Income                                                                                      $ 65,697
                                                                                                  -----------
Cash EPS                                                                                               $ 0.14
                                                                                                  ===========
Shares Outstanding:
      Weighted average basic - continuing operations           448,383                                448,383
      Weighted average diluted - continuing operations         448,383                                468,700
      Weighted average diluted                                 448,383                                468,700
      Weighted average - cash net income                                                              468,700

-----------
(a) Non-recurring items include the write-down of certain investments, costs of ECS contract terminations and costs incurred by the special committees of Expedia, Hotels.com and Ticketmaster.

(b) Discontinued operations relates to an international TV shopping venture in Italy.
                                                                             F-2

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                              FOR THREE MONTHS ENDED SEPTEMBER 30, 2001:
                                                            ---------------------------------------------------------------------
                                                                                                        ADJUSTMENTS:
                                                               ACTUAL       PRO FORMA                    ONE-TIME       PRO FORMA
                                                               ACTUAL     ADJUSTMENTS (a)   PRO FORMA    ITEMS (b)      ADJUSTED
                                                            ----------   ----------------   ----------  ------------   ----------

Revenues, net                                               $  837,839      $ 79,478       $ 917,317                   $ 917,317
      Costs related to revenues                                570,526        26,287         596,813                     596,813
                                                            ----------      --------       ---------     --------      ---------
Gross Profit                                                   267,313        53,191         320,504            0        320,504
      Other operating costs                                    220,921        36,817         257,738      (12,250)       245,488
                                                            ----------      --------       ---------     --------      ---------
EBITDA                                                          46,392        16,374          62,766       12,250         75,016
      Depreciation                                              35,876         2,644          38,520            0         38,520
      HSN cable distribution fees                                9,986             0           9,986            0          9,986
      Amortization of non-cash items:
           Distribution and marketing                            5,218         1,837           7,055            0          7,055
           Compensation expense                                  1,268         3,564           4,832            0          4,832
           Other intangibles                                    19,342        12,278          31,620            0         31,620
           Amortization of goodwill                             54,633       (54,633)              0            0              0
                                                            ----------      --------       ---------     --------      ---------
Operating income                                               (79,931)       50,684         (29,247)      12,250        (16,997)
      Interest and other                                        (3,217)       26,529          23,312                      23,312
      Equity losses in affiliates and other                    (12,937)       (6,341)        (19,278)       6,678        (12,600)
                                                            ----------      --------       ---------     --------      ---------
Earnings before income taxes and minority interest             (96,085)       70,872         (25,213)      18,928         (6,285)
      Income taxes                                                 878       (11,303)        (10,425)      (4,423)       (14,848)
      Minority interest                                         32,332       (22,030)         10,302       (2,160)         8,142
                                                            ----------      --------       ---------     --------      ---------
Earnings before preferred dividend                             (62,875)       37,539         (25,336)      12,345        (12,991)
      Preferred dividend                                             0        (3,264)         (3,264)           0         (3,264)
                                                            ----------      --------       ---------     --------      ---------
Basic Net income available to common shareholders              (62,875)       34,275         (28,600)      12,345        (16,255)
      Impact of dilutive securities                                  0             0               0            0              0
                                                            ----------      --------       ---------     --------      ---------
Diluted Net income available - continuing operations           (62,875)       34,275         (28,600)      12,345        (16,255)
      Discontinued operations (c)                              490,450      (490,450)              0            0              0
      Impact of dilutive securities                             23,346       (23,346)              0            0              0
                                                            ----------    ----------       ---------     --------      ---------
Diluted Net income                                          $  450,921    $ (479,521)      $ (28,600)    $ 12,345      $ (16,255)
                                                            ==========    ==========       =========     ========      =========


Basic and Diluted EPS - continuing operations               $    (0.17)                    $   (0.07)                  $   (0.04)
Basic and Diluted EPS                                       $     0.59                     $   (0.07)                  $   (0.04)

Diluted Net income available - continuing operations                                                                     (16,255)
      Amortization of non-cash items                                                                                      43,507
      Less: related tax and minority interest                                                                            (21,242)
                                                                                                                       ---------
Cash Net Income                                                                                                        $   6,010
                                                                                                                       ---------
Cash EPS                                                                                                               $    0.01
                                                                                                                       =========
Shares Outstanding:
      Weighted average basic - continuing operations           376,415        60,880         437,295                     437,295
      Weighted average diluted - continuing operations         376,415        60,880         437,295                     437,295
      Weighted average diluted                                 762,361      (325,066)        437,295                     437,295
      Weighted average - cash net income                                                                                 462,088

-----------------------

(a) Pro forma adjustments represent the impacts of the Expedia transaction which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal and the roll-up of Home Shopping Network, Inc., which occurred in June 2002, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.

(b) Non-recurring items include restructuring and one-time items related to restructuring operations, employee terminations and benefits and a write-down of investments.

(c) Discontinued operations relates to a gain on sale of USAB to Univision of $468.0 million and the results of USA Entertainment of $22.4 million.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          FOR NINE MONTHS ENDED SEPTEMBER 30, 2002:
                                                                          -----------------------------------------
                                                                            PRO FORMA                    ADJUSTMENTS:     PRO FORMA
                                                              ACTUAL      ADJUSTMENTS(a)  PRO FORMA    ONE-TIME ITEMS(b)   ADJUSTED
                                                              ------      --------------  ---------    -----------------   --------
Revenues, net                                              $ 3,282,236    $    35,487    $ 3,317,723                   $ 3,317,723
      Costs related to revenues                              2,012,856         10,586      2,023,442                     2,023,442
                                                           -----------    -----------    -----------    -----------    -----------
Gross Profit                                                 1,269,380         24,901      1,294,281                     1,294,281
      Other operating costs                                    843,441         15,723        859,164        (49,115)       810,049
      Disengagement coupons included as net revenues (c)        (1,800)                       (1,800)                       (1,800)
                                                           -----------    -----------    -----------    -----------    -----------
EBITDA                                                         427,739          9,178        436,917         49,115        486,032
      Depreciation                                             128,042            919        128,961                       128,961
      HSN cable distribution fees                               38,679              0         38,679                        38,679
      Amortization of non-cash items:
           Distribution and marketing                           27,485          4,059         31,544              0         31,544
           Compensation expense                                 10,199            930         11,129              0         11,129
           Other intangibles                                   136,122          6,746        142,868        (22,247)       120,621
      Non-recurring items -- non-EBITDA                          5,497              0          5,497         (5,497)             0
      HSN disengagement costs (c)                               22,326              0         22,326                        22,326
                                                           -----------    -----------    -----------    -----------    -----------
Operating income                                                59,389         (3,476)        55,913         76,859        132,772
      Interest and other                                        39,629         35,857         75,486                        75,486
      Equity losses in affiliates and other                   (131,975)          (120)      (132,095)        99,792        (32,303)
                                                           -----------    -----------    -----------    -----------    -----------
Earnings before income taxes and minority interest             (32,957)        32,261           (696)       176,651        175,955
      Income taxes                                             (58,407)        (9,735)       (68,142)       (21,631)       (89,773)
      Minority interest                                        (17,964)       (21,796)       (39,760)        (1,036)       (40,796)
                                                           -----------    -----------    -----------    -----------    -----------
Earnings before preferred dividend                            (109,328)           730       (108,598)       153,984         45,386
      Preferred dividend                                        (8,495)        (1,297)        (9,792)                       (9,792)
                                                           -----------    -----------    -----------    -----------    -----------
Basic Net income available to common shareholders             (117,823)          (567)      (118,390)       153,984         35,594
      Impact of dilutive securities                                  0              0              0         (5,258)        (5,258)
                                                           -----------    -----------    -----------    -----------    -----------
Diluted Net income available - continuing operations          (117,823)          (567)      (118,390)       148,726         30,336
      Discontinued operations (d)                            1,914,314     (1,914,314)             0              0              0
      Impact of dilutive securities                             33,660        (33,660)             0              0              0
                                                           -----------    -----------    -----------    -----------    -----------
Diluted Net income                                         $ 1,830,151    $(1,948,541)   $  (118,390)   $   148,726    $    30,336
                                                           ===========    ===========    ===========    ===========    ===========


Basic EPS - continuing operations                             $ (0.28)                      $ (0.27)                        $ 0.08
Diluted EPS - continuing operations                           $ (0.28)                      $ (0.27)                        $ 0.06
Diluted EPS                                                   $  3.96                       $ (0.27)                        $ 0.06

Diluted Net income available - continuing operations                                                                        30,336
      Amortization of non-cash items                                                                                       163,294
      Less: related tax and minority interest                                                                              (56,415)
                                                                                                                        -----------
Cash Net Income                                                                                                          $ 137,215
                                                                                                                        -----------
Cash EPS                                                                                                                    $ 0.29
                                                                                                                        ===========
Shares Outstanding:
      Weighted average basic - continuing operations          418,559          27,590       446,149                        446,149
      Weighted average diluted - continuing operations        418,559          27,590       446,149                        470,500
      Weighted average diluted                                462,344         (16,195)      446,149                        470,500
      Weighted average - cash net income                                                                                   470,500





-------------
(a) Pro forma adjustments represent the impacts of the Expedia transaction which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal and the roll-up of Home Shopping Network, Inc., which occurred in June 2002, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.

(b) Non-recurring items include the write-down of certain investments, costs of ECS contract terminations, costs to shut-down HSN Espanol, a write-down of goodwill for PRC as well as costs to shut-down certain PRC call centers, and costs incurred by the special committees of Expedia, Hotels.com and Ticketmaster.


(c) Costs relate to marketing and related activities in the disengagement markets. In addition to this amount, the Company incurred $1.8 mm of disengagement expense related to coupon redemptions by customers impacted by disengagement which is recorded as net revenue.

(d) Discontinued operations relates to the gain on the contribution of USA Entertainment to VUE of $2.4 billion, the results of USA Entertainment prior to May 7, 2002 of $28.8 million, the cumulative effect of accounting change for the new goodwill rules of $(461.4) million and the impact of the electronic retailing operations in Italy of $(31.4) million.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          FOR NINE MONTHS ENDED SEPTEMBER 30, 2001:
                                                                          -----------------------------------------
                                                                         PRO FORMA                    ADJUSTMENTS:    PRO FORMA
                                                            ACTUAL      ADJUSTMENTS(a)  PRO FORMA   ONE-TIME ITEMS(b)  ADJUSTED
                                                         ----------     --------------  ---------   -----------------  --------
Revenues, net                                            $ 2,520,354    $   215,174    $ 2,735,528                    $2,735,528
      Costs related to revenues                            1,698,663         67,535      1,766,198                     1,766,198
                                                         -----------    -----------    -----------    -----------    -----------
Gross Profit                                                 821,691        147,639        969,330              0        969,330
      Other operating costs                                  616,086        108,980        725,066        (17,023)       708,043
                                                         -----------    -----------    -----------    -----------    -----------
EBITDA                                                       205,605         38,659        244,264         17,023        261,287
      Depreciation                                           106,746          7,300        114,046                       114,046
      Amortization of non-cash items:
           Distribution and marketing                         19,866          5,786         25,652              0         25,652
           Compensation expense                                5,431         13,980         19,411              0         19,411
           HSN cable distribution fees                        29,384              0         29,384                        29,384
           Other intangibles                                 219,545       (124,265)        95,280              0         95,280
      Non-recurring items -- non-EBITDA                        5,779              0          5,779         (5,779)             0
                                                         -----------    -----------    -----------    -----------    -----------
Operating income                                            (181,146)       135,858        (45,288)        22,802        (22,486)
      Interest and other                                     (13,008)        78,709         65,701                        65,701
      Equity losses in affiliates and other                  (25,406)        (6,341)       (31,747)         6,678        (25,069)
                                                         -----------    -----------    -----------    -----------    -----------
Earnings before income taxes and minority interest          (219,560)       208,226        (11,334)        29,480         18,146
      Income taxes                                            (3,563)       (42,970)       (46,533)        (4,423)       (50,956)
      Minority interest                                       82,765        (60,780)        21,985         (5,082)        16,903
                                                         -----------    -----------    -----------    -----------    -----------
Earnings before preferred dividend                          (140,358)       104,476        (35,882)        19,975        (15,907)
      Preferred dividend                                           0         (9,792)        (9,792)             0         (9,792)
                                                         -----------    -----------    -----------    -----------    -----------
Basic Net income available to common shareholders           (140,358)        94,684        (45,674)        19,975        (25,699)
      Impact of dilutive securities                                0              0              0              0              0
                                                         -----------    -----------    -----------    -----------    -----------
Diluted Net income available - continuing operations        (140,358)        94,684        (45,674)        19,975        (25,699)
      Discontinued operations (c)                            580,914       (580,914)             0
      Impact of dilutive securities                           84,131        (84,131)             0
                                                         -----------    -----------    -----------    -----------    -----------
Diluted Net income                                       $   524,687    $  (570,361)   $   (45,674)   $    19,975    $   (25,699)
                                                         ===========    ===========    ===========    ===========    ===========

Basic and Diluted EPS - continuing operations           $      (0.38)                  $     (0.11)                  $     (0.06)
Diluted EPS                                             $       0.69                   $     (0.11)                  $     (0.06)

Diluted Net income available - continuing operations                                                                     (25,699)
      Amortization of non-cash items                                                                                     140,343
      Less: related tax and minority interest                                                                            (61,949)
                                                                                                                     -----------
Cash Net Income                                                                                                      $    52,695
                                                                                                                     -----------
Cash EPS                                                                                                             $      0.11
                                                                                                                     ===========

Shares Outstanding:
      Weighted average basic - continuing operations         373,227         60,880        434,107                       434,107
      Weighted average diluted - continuing operations       373,227         60,880        434,107                       434,107
      Weighted average diluted                               759,661       (325,554)       434,107                       434,107
      Weighted average - cash net income                                                                                 459,388





-------------
(a) Pro forma adjustments represent the impacts of the Expedia transaction which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal, the roll-up of Home Shopping Network, Inc., which occurred in June 2002, and the merger of TM and TMCS, which occurred on January 31, 2001, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.

(b) Non-recurring items include one-time items related to restructuring operations, employee terminations and benefits and a write-down of investments.

(c) Discontinued operations relates to a gain on sale of USAB to Univision of $517.8 million, the results of USA Entertainment of $72.3 million and the cumulative effect of accounting change for the new rules on film accounting of $(9.2) million.